CoreSite Reports Third Quarter 2020 Financial Results

-- Signed $12.5 Million of New and Expansion Sales for the Quarter, Our Highest in 4 Quarters --

-- On-Time Completion of the LA3 Phase 1 Development in Mid-October --

DENVER, CO – October 29, 2020 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center, cloud and interconnection solutions across the U.S., today announced financial results for the third quarter ended September 30, 2020.

Q3 2020 Quarterly Highlights

●	Key Financial Results –
o	Grew operating revenues to $154.0 million, an increase of 6.3% year over year and 2.3% sequentially
o	Delivered net income of $0.50 per common diluted share, an increase of $0.03 year over year and a decrease of $0.02 sequentially
o	Generated Funds From Operations (“FFO”) of $1.33 per diluted share and unit, an increase of $0.05, or 3.9%, year over year and a decrease of $0.02 sequentially, or 1.5%
o	Paid a dividend of $1.22 per share for the third quarter on October 15th
●	Lease Commencements –
o	Commenced 130 new and expansion leases for 33,233 net rentable square feet (“NRSF”), representing $7.2 million of annualized GAAP rent, for an average rate of $216 per square foot
●	Leasing Activity –
o	Signed 129 new and expansion leases for 72,207 NRSF and $12.5 million of annualized GAAP rent, for an average rate of $173 per square foot
o	Renewed 309 leases for 135,959 NRSF and $20.7 million of annualized GAAP rent, for an average rate of $152 per square foot, reflecting an increase of 2.9% in cash rent and 5.1% in GAAP rent, and reported churn of 1.9%

Q3 2020 Notable Events

●	Delivered new data center capacity on its Los Angeles campus in mid-October
o	Completed Phase 1 of its new LA3 data center, comprised of 51,000 NRSF and 6 megawatts (“MW”), and
o	Commenced its previously announced LA3 pre-lease for 38,000 NRSF and 4.5 MWs
●	Completed the NY2 power infrastructure project
o	Added an incremental 4 MWs of power to support existing space at its NY2 data center
●	Published its third annual Corporate Sustainability Report
o	The report summarizes our commitment to its customers, colleagues, and communities, and
o	Discusses the Company’s holistic focus on a broad range of success measures that take into account all of its stakeholders

“Over the last three years, we have added extensive data center capacity to strategically support organic growth, and continue to translate that capacity into larger and better customer communities in our markets,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “Our edge capacity is crucial to meeting the customer demand we continue to see in our major metro markets, especially for enterprises seeking the highest performance, cost effective, secure and reliable colocation solutions for multi- and hybrid-cloud IT architectures.”

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Sales Activity

CoreSite achieved new and expansion sales of $12.5 million of annualized GAAP rent for the quarter, which included $5.6 million of core retail colocation sales and $6.9 million of scale leasing. Retail colocation pricing was stable, with continued expansion with strategic customers and strength in new logo acquisition.

“The hard work of our team resulted in strategic sales wins for the quarter,” said Steve Smith, CoreSite’s Chief Revenue Officer. “Although we continued to see elongated sales cycles due to the pandemic, we are now seeing more reprioritization of digital transformation by enterprises, and we continue to build on and maintain a robust pipeline to support future quarter sales.”

“Our strong scale leasing this quarter included one relatively modest hyperscale lease, and we expect to continue to use our increased capacity to compete for scale opportunities with those customers who enrich our ecosystem,” said Steve Smith.

As of September 30, 2020, CoreSite had annualized GAAP backlog of $17.8 million, or $23.6 million on a cash basis.

Other Financial Results

CoreSite’s $154.0 million of operating revenues for the third quarter included $130.3 million of rental, power and related revenue, reflecting 6.3% year over year growth, $21.1 million of interconnection revenue, 10.8% year over year growth, and $2.5 million of office, light-industrial and other revenue. Net income was $24.1 million for the quarter, or $0.50 attributable to each common diluted share.

Development Activity

CoreSite continues to execute on its property development pipeline. The Company has delivered a significant amount of capacity year-to-date, which enables it generally to turn up services for its customers quickly.

o	During the third quarter, CoreSite completed its NY2 power infrastructure project, which adds an incremental 4 megawatts of power to support existing space and completed computer rooms.
o	In mid-October, the Company completed and placed into service LA3 Phase 1, comprising 51,000 NRSF and an incremental 6 MWs of turn-key data center capacity. LA3 Phase 1 was 74% pre-leased, and the customer lease commenced in October.
o	The Company has completed and placed into service 193,000 NRSF and 22 MWs of capacity year to date, including the completion of LA3 Phase 1.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of Tier 1, purpose-built data centers, both owned or leased, by approximately 2.1 million NRSF, or about 91.8%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

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Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to third quarter annualized adjusted EBITDA of 5.2 times, or 4.9 times including backlog. As of the end of the third quarter, CoreSite had $326.8 million of current liquidity, including $2.9 million of cash and $323.9 million of available capacity on its revolving credit facility.

Financing

On July 14th, the Company received the remaining $50 million of proceeds from the 7-year $150 million unsecured private placement of senior notes that it closed on May 6th. CoreSite used the proceeds to repay outstanding amounts on its revolving credit facility and for general working capital. The Company ended the quarter with 7% variable debt and 93% fixed debt.

2020 Guidance

CoreSite increased its 2020 Guidance related to net income attributable to common diluted shares to its new guidance range of $1.92 to $1.96 per share from its previous range of $1.81 to $1.91 per share. In addition, CoreSite increased its 2020 FFO per share guidance to its new guidance range of $5.26 to $5.30 per share from its previous range of $5.15 to $5.25 per share, and increased its adjusted EBITDA to $323 million at the midpoint from its midpoint of $321 million previously. The increase of $0.08 per share at the midpoint of FFO, or 1.5%, is largely driven by COVID-related travel and entertainment expense savings, decreased property taxes and insurance expense, and management of other operating costs. CoreSite’s full 2020 guidance can be found in the Company’s third quarter 2020 Supplemental Earnings Information on page 23.

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Upcoming Conferences and Events

CoreSite’s management will participate virtually in the Nareit REITworld Annual Conference on November 17th and 18th.

Conference Call Details

CoreSite will host its third quarter 2020 earnings call on Thursday, October 29, 2020, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until November 5, 2020, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13710893.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its third quarter 2020 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center, cloud and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 460+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations

303-222-7369
InvestorRelations@CoreSite.com

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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real

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economic effect and could materially impact the Company’s financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,
	2020	2019
Assets:
Investments in real estate:
Land	$100,432	$94,593
Buildings and improvements	2,148,435	1,989,731
	2,248,867	2,084,324
Less: Accumulated depreciation and amortization	(829,055)	(720,498)
Net investment in operating properties	1,419,812	1,363,826
Construction in progress	415,210	394,474
Net investments in real estate	1,835,022	1,758,300
Operating lease right-of-use assets, net	166,807	172,976
Cash and cash equivalents	2,894	3,048
Accounts and other receivables, net	31,388	21,008
Lease intangibles, net	2,959	3,939
Goodwill	40,646	40,646
Other assets, net	103,262	101,082
Total assets	$2,182,978	$2,100,999

Liabilities and equity:
Liabilities
Debt, net	$1,686,810	$1,478,402
Operating lease liabilities	182,068	187,443
Accounts payable and accrued expenses	91,310	123,304
Accrued dividends and distributions	62,796	62,332
Acquired below-market lease contracts, net	2,362	2,511
Unearned revenue, prepaid rent and other liabilities	54,848	33,119
Total liabilities	2,080,194	1,887,111

Stockholders' equity
Common stock, par value $0.01	422	373
Additional paid-in capital	551,227	512,324
Accumulated other comprehensive loss	(22,355)	(6,026)
Distributions in excess of net income	(439,028)	(348,509)
Total stockholders' equity	90,266	158,162
Noncontrolling interests	12,518	55,726
Total equity	102,784	213,888
Total liabilities and equity	$2,182,978	$2,100,999

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$130,300	$127,108	$122,598	$381,913	$361,534
Interconnection revenue	21,144	20,897	19,082	62,126	56,274
Total data center revenue	151,444	148,005	141,680	444,039	417,808
Office, light-industrial and other revenue	2,537	2,538	3,211	7,847	8,884
Total operating revenues	153,981	150,543	144,891	451,886	426,692

Operating expenses:
Property operating and maintenance	44,986	41,037	41,251	126,206	117,428
Real estate taxes and insurance	5,989	5,599	4,973	17,778	17,157
Depreciation and amortization	41,759	41,779	40,546	124,529	113,188
Sales and marketing	5,901	5,837	5,476	17,882	16,912
General and administrative	10,854	11,603	10,671	33,724	33,123
Rent	8,966	8,995	8,331	26,360	23,752
Total operating expenses	118,455	114,850	111,248	346,479	321,560
Operating income	35,526	35,693	33,643	105,407	105,132
Interest expense	(11,384)	(10,586)	(10,986)	(33,153)	(30,795)
Income before income taxes	24,142	25,107	22,657	72,254	74,337
Income tax expense	(10)	(19)	(13)	(46)	(45)
Net income	24,132	25,088	22,644	72,208	74,292
Net income attributable to noncontrolling interests	3,000	4,417	5,194	12,557	17,646
Net income attributable to common shares	$21,132	$20,671	$17,450	$59,651	$56,646

Net income per share attributable to common shares:
Basic	$0.50	$0.52	$0.47	$1.50	$1.55
Diluted	$0.50	$0.52	$0.47	$1.49	$1.54

Weighted average common shares outstanding:
Basic	42,235	39,873	36,951	39,823	36,590
Diluted	42,404	39,993	37,132	39,996	36,763

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Rental revenue	$82,943	$81,612	$77,907	$245,441	$229,366
Power revenue	43,112	41,902	41,783	126,292	123,602
Tenant reimbursement and other	4,245	3,594	2,908	10,180	8,566
Rental, power, and related revenue	$130,300	$127,108	$122,598	$381,913	$361,534

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income	$24,132	$25,088	$22,644	$72,208	$74,292
Real estate depreciation and amortization	40,136	40,162	39,092	119,713	108,852
FFO available to common shareholders and OP unit holders	$64,268	$65,250	$61,736	$191,921	$183,144

Weighted average common shares outstanding - diluted	42,404	39,993	37,132	39,996	36,763
Weighted average OP units outstanding - diluted	6,030	8,377	11,118	8,392	11,437
Total weighted average shares and units outstanding - diluted	48,434	48,370	48,250	48,388	48,200

FFO per common share and OP unit - diluted	$1.33	$1.35	$1.28	$3.97	$3.80

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income	$24,132	$25,088	$22,644	$72,208	$74,292
Adjustments:
Interest expense	11,384	10,586	10,986	33,153	30,795
Income taxes	10	19	13	46	45
Depreciation and amortization	41,759	41,779	40,546	124,529	113,188
EBITDAre	$77,285	$77,472	$74,189	$229,936	$218,320
Non-cash compensation	4,156	4,172	3,732	11,810	10,781
Transaction costs / litigation	—	—	7	—	7
Adjusted EBITDA	$81,441	$81,644	$77,928	$241,746	$229,108

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